EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Stewardship Financial Corporation of our report dated March 26, 2010, relating to the financial statements of Stewardship Financial Corporation which report is included in Form 10-K of Stewardship Financial Corporation for the year ended December 31, 2009.

                                                                                                                                                       /s/ Crowe Horwath LLP

Livingston, New Jersey
June 8, 2010